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                       SECURITIES AND EXCHANGE COMMISSION
                                  UNITED STATES
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)   November 12, 2004
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                           REGENCY CENTERS CORPORATION
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             (Exact name of registrant as specified in its charter)

           Florida                      001-12298                59-3191743
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

  121 West Forsyth Street, Suite 200                                32202
      Jacksonville, Florida                                         -----
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(Address of principal executive offices)                          (Zip Code)

      Registrant's telephone number including area code:   (904)-598-7000
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                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03.        Amendments to Articles of Incorporation or Bylaws;
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                  Change in Fiscal Year
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         On November 12, 2004, we amended our Articles of Incorporation to make changes to the terms of our Series D cumulative redeemable preferred stock in accordance with our agreement with the holders of the Series D preferred units of our operating partnership, Regency Centers, L.P. The holders of the Series D preferred units have the future right to exchange their units into shares of Series D preferred stock. No shares of Series D preferred stock are currently outstanding. Our board of directors adopted the amendment on October 27, 2004. Shareholder approval of the amendment was not required.

         The amendment lowers the annual dividend rate on the Series D preferred stock from 9.125% to 7.45% from the date of issuance. The amendment also grants additional voting rights to the holders of the Series D preferred stock. Under the amendment, we must solicit the vote of 2/3 of the outstanding shares of Series D preferred stock if:

         (i) we elect to consummate a transaction or series of transactions that would result in a change of control (as defined in the amendment), unless immediately after the transaction a nationally recognized statistical rating organization affirms or, if we are not the surviving corporation in the transaction, upgrades its rating of our securities or gives a comparable or upgraded rating to the securities of the surviving entity;

         (ii) we elect to consummate a transaction or series of transactions that would result in our common stock ceasing to be listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; or

         (iii) we elect to cease to qualify as a real estate investment trust under the Internal Revenue Code.

         If at least 2/3 of the outstanding shares of Series D preferred stock fail to approve our taking of any such action, then we must redeem all the Series D preferred stock immediately after taking the action, at a redemption price equal to $100 per share (equal to the per share liquidation preference of the Series D preferred stock), plus any accrued but unpaid dividends.

         The amendment mirrors changes made to the distribution rate and voting provisions of the Series D preferred units of our operating partnership.

         A full copy of the amendment is attached as exhibit 3.2.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS
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(c) Exhibits:

         3.1    Restated Articles of Incorporation, as amended.

         3.2    Amendment to Articles of Incorporation dated November 12, 2004.





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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        REGENCY CENTERS CORPORATION
                                        (registrant)


November 16, 2004                       By:    /s/ J. Christian Leavitt
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                                             J. Christian Leavitt, Senior Vice
                                                President, Finance and Principal
                                                Accounting Officer








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